Exhibit 99.1

EQUITY BANCSHARES, INC.
PRESS RELEASE	12/6/2023

Equity Bancshares, Inc. Adds to Missouri Franchise, Will Acquire Bank of Kirksville

Company also announces strategic bond portfolio repositioning to enhance earnings profile

WICHITA, Kan., December 6, 2023 — Equity Bancshares, Inc. (NYSE: EQBK) (“Equity” or the “Company”), the Wichita-based holding company of Equity Bank, announced today its entry into a definitive merger agreement with Rockhold Bancorp (“Rockhold”), the parent company of the Bank of Kirksville in Kirksville, Missouri. Bank of Kirksville will merge into Equity Bank, adding eight locations to Equity Bank’s current network.

“We couldn’t be more pleased to add another strong community bank to our network and continue to serve our Missouri customer base with additional locations, technology, and customized solutions for businesses and families,” said Brad Elliott, Equity Chairman & Chief Executive Officer. “Our teams continue to work diligently to add customers, colleagues, and market locations within our four-state footprint, and we’re pleased to enter Kirksville and serve a vibrant customer base.”

“We are proud of our newest chapter, joining Equity Bank. Each bank has roots in community values, and dedication to Missouri customers,” said Bank of Kirksville Chief Executive Officer Norman Belitz. “Equity is committed to our region and serves customers like ours with sophisticated loan, deposit, and online banking products.”

Under the terms of the merger agreement, Equity will pay approximately $44.3 million in cash to acquire Rockhold and Bank of Kirksville. Following completion of the merger in the first quarter of 2024, Bank of Kirksville will merge with and into Equity Bank.

The actual aggregate transaction value may be subject to adjustment based on the adjusted equity capital of Rockhold as of the closing, as further set forth in the definitive merger agreement. The closing of the transaction is subject to customary closing conditions, including regulatory approval. Rockhold’s sole shareholder has approved the transaction.

Equity expects the merger to be $0.36, or 12 percent accretive, to diluted earnings per share in 2024, and $0.45, or 14.3 percent accretive, to earnings per share in 2025 and expects the tangible book value earn back to be approximately 1.3 years.

Established in 1914, Bank of Kirksville currently operates eight locations in North Central Missouri, including three in Kirksville and one each in LaPlata, Downing, Memphis, Macon, and Moberly. Bank of Kirksville had $406 million in consolidated total assets, $344 million in total deposits, including $311 million in core deposits, and $122 million in loans as of September 30, 2023.

Equity reported $4.9 billion in consolidated total assets, deposits of $4.1 billion and gross loans of $3.3 billion as of September 30, 2023. A pro forma Equity, including eight Bank of Kirksville locations, will comprise a network of 74 bank locations, including 23 offices in Missouri, and $5.4 billion in total assets. Following the closing of the transaction, Norman Belitz, Chief Executive Officer of Bank of Kirksville, will join Equity Bank as Regional Market President.

Since 2002, Equity Bank has completed 22 combined whole-bank, deposit, or branch acquisitions, including 10 whole-bank acquisitions since the Company’s IPO in 2015.

“Stable, strong community markets, including regional hubs for education, industry, agriculture and manufacturing, are key to our success as a bank,” emphasized Mr. Elliott. “We are eager to serve our new customers in North Central Missouri, and we’re pleased to partner with Bank of Kirksville.”

Equity Bancshares, Inc. was advised by and received a fairness opinion from Stephens Inc. Norton Rose Fulbright US LLP served as legal counsel to Equity.

EQUITY BANCSHARES, INC.
PRESS RELEASE	12/6/2023

Bank of Kirksville was advised by and received a fairness opinion from The Capital Corporation. Stinson LLP served as legal counsel to Rockhold.

Bond Portfolio Repositioning

Equity also announced the sale of approximately $442.0 million of available-for-sale investment securities, generating an after-tax loss of approximately $38.2 million. The transaction will be neutral to tangible common equity while improving balance sheet efficiency. The assets sold are comprised primarily of treasury, agency, and mortgage-backed securities with a weighted average yield of 1.33%. The proceeds from the transaction will be re-deployed in cash, investment, and loan assets with an expected yield in excess of 5.00%. Equity anticipates the repositioning will contribute additional, annual interest income of approximately $16.2 million, producing estimated earnings per share accretion of $0.81 in 2024.

“We’re pleased to be able to reposition our bond portfolio, which we anticipate will provide significant earnings benefit in 2024,” Mr. Elliott said. “Our bankers have worked hard to build a strong capital base allowing the Company to optimize our balance sheet, driving improved earnings while maintaining capital strength and enhancing liquidity.

“The impact of each of these transactions will help drive earnings in 2024 and highlight our ability to maintain a strong balance sheet while integrating community banks,” continued Mr. Elliott. “Our proactive approach will yield future shareholder value and is within our strategy of maintaining strong capital while reviewing opportunities to enhance our banking franchise.”

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer Brad Elliott, President Rick Sems, and Chief Financial Officer Chris Navratil will hold a conference call and webcast to discuss the merger with Bank of Kirksville and the bond portfolio repositioning on December 6, 2023, at 10 a.m. eastern time; 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until December 21, 2023, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the New York Stock Exchange under the symbol “EQBK.” Learn more at www.equitybank.com.

About Rockhold Bancorp

Rockhold Bancorp is the parent company of the Bank of Kirksville, serving customers in Adair County, Missouri since 1914, when it became the fifth bank operating in Kirksville. Currently, Bank of Kirksville operates eight locations in North Central Missouri. It offers financial services and resources to customers in Kirksville, LaPlata, Downing, Memphis, Macon, and Moberly, Missouri.

EQUITY BANCSHARES, INC.
PRESS RELEASE	12/6/2023

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive. In addition, the following factors, among others, related to the proposed transaction between Equity and Rockhold, could cause actual outcomes and results to differ materially from forward-looking statements or historical performance: the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted in connection with the proposed transaction; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where companies do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the business, economic and political conditions in the markets in which the parties operate; the risk that the proposed combination and its announcement could have an adverse effect the parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the proposed combination may be more difficult, time-consuming or expensive than anticipated; and other factors that may affect future results of Equity.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Brian Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com